Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

UNITED COMMUNITY BANKS, INC.

ANNOUNCES FIRST QUARTER EARNINGS

Earnings per diluted share up 42 percent to 47 cents from first quarter 2017

Excluding merger-related and other non-operating charges,

diluted operating earnings per share up 28 percent, to 50 cents

●	Return on assets of 1.26 percent, or 1.33 percent excluding merger-related and other charges
●	Return on common equity of 11.1 percent, return on tangible common equity of 15.3 percent excluding merger-related and other charges
●	Net interest revenue of $103.3 million, up $19.7 million or 24 percent from year ago
●	Net interest margin of 3.80 percent, up 17 basis points from fourth quarter 2017 and up 35 basis points from year ago
●	Efficiency ratio of 57.8 percent, or 55.8 percent excluding merger-related and other charges
●	Completed the acquisition of Navitas Credit Corp. during the quarter

BLAIRSVILLE, GA – April 24, 2018 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today announced its first quarter 2018 financial results reflecting solid margin improvement, effective and disciplined expense management, an acceleration of loan growth and the continuation of sound credit quality.  Net income was $37.7 million, or 47 cents per diluted share, compared with $23.5 million, or 33 cents per diluted share, for the first quarter of 2017.

On an operating basis, net income rose to $39.7 million for the first quarter of 2018 compared with $28.2 million for the first quarter of 2017.  First quarter 2018 operating net income excludes pre-tax merger-related charges totaling $2.50 million and pre-tax charges related to branch closures completed during the quarter of $147,000. The income tax benefit from these non-operating charges was $628,000. First quarter 2017 operating net income excludes pre-tax merger-related charges of $1.17 million and pre-tax charges related to branch closures of $831,000. The income tax benefit associated with the charges was $758,000. Also excluded from first quarter 2017 operating earnings is a non-cash tax charge of $3.4 million related to the cancellation of interest rate swaps that were designated as cash flow hedges. The non-cash tax charge was previously included in other comprehensive income until the swaps matured or were canceled.

1

At March 31, 2018, preliminary regulatory capital ratios were as follows: Tier 1 Risk-Based of 11.7 percent; Total Risk-Based of 13.6 percent; Common Equity Tier 1 Risk-Based of 11.3 percent, and Tier 1 Leverage of 9.1 percent.

“Our first quarter earnings are a strong start to what we expect will be another exceptional year for United Community Banks, Inc.,” said Jimmy Tallent, chairman and chief executive officer. “Our bankers excelled in nearly every financial measure, reporting solid improvement in return on assets, return on tangible common equity, operating efficiency and more. Operating return on assets was 1.33% for the first quarter, up 23 basis points from fourth quarter and only seven basis points from our goal of 1.40%. Our operating efficiency ratio was 55.7%, our best ever, which is a credit to our bankers who work hard to provide the best customer service in an efficient and cost-effective manner.”

Tallent continued, “In the first quarter, we not only announced a merger with NLFC Holdings Corp. and its wholly-owned subsidiary, Navitas Credit Corp., but we completed the merger on February 1. With headquarters in Ponte Vedra, Florida, Navitas is a premier specialty lender providing equipment finance services to small and medium-sized businesses nationwide that will continue to operate under the Navitas name. This fast-growing company is a solid strategic addition to our existing specialty and commercial lending businesses and enables us to further expand our client offerings. This partnership brings exceptional growth and a significant profitability enhancement to United and is a solid win for both of us. I am excited to welcome this talented team of industry veterans to United Community Bank.

“First quarter loan production was $665.8 million with $427 million originating from our community banks and $238 million from our Commercial Banking Solutions group, which now includes our newly acquired Navitas subsidiary,” Tallent added. “Linked-quarter loans were up $448 million, mostly reflecting the $379 million in net loans received through our acquisition of Navitas. Our indirect auto loan portfolio was down $42.3 million from fourth quarter, reflecting our decision to suspend indirect auto loan purchases. Excluding the reduction in indirect auto loans and the loans acquired through the Navitas acquisition, loan growth was up at an annualized rate of approximately 6 percent from the fourth quarter.”

2

First quarter net interest revenue totaled $103.3 million, up $19.7 million from the first quarter of 2017 and up $5.78 million from the fourth quarter of 2017. The increases from both periods reflect acquisitions, business growth and net interest margin expansions of 35 basis points from a year ago and 17 basis points from the fourth quarter of 2017. Rising short-term interest rates and the acquisitions of Four Oaks Bank & Trust Company on November 1, 2017, and Navitas on February 1, 2018 contributed to the linked quarter net interest margin expansion as well as the increase in net interest revenue. The acquisition of Horry County State Bank on July 31, 2017 also contributed to the increase from a year ago. Acquired company results are included in United’s financial results beginning on their respective acquisition dates.

The first quarter provision for credit losses was $3.8 million compared to net charge-offs of $1.5 million. Included in the first quarter provision for credit losses was $2.3 million resulting from including Navitas’ loans and leases in our allowance for loan and lease losses model. Because Navitas’ loans and leases were recorded at a net premium of approximately $5.62 million, the allowance for loan and lease losses model required us to establish an allowance sufficient to cover credit losses inherent in the Navitas portfolio. This additional provision related to the Navitas loans and leases is in addition to $3.9 million of non-accretable discount included in the fair value mark on Navitas’ acquired loans and leases providing a conservative $6.2 million of loss absorbing capacity on the acquired Navitas portfolio.

As mentioned, first quarter net charge-offs totaled $1.5 million, down from $1.7 million in the first quarter of 2017 and up $440,000 from the fourth quarter of 2017. Contributing to the low level of net charge-offs were continued strong recoveries of previously charged-off loans. Nonperforming assets were 0.24 percent of total assets at March 31, 2018, compared with 0.23 percent at both December 31, 2017 and March 31, 2017.

“Credit quality remains strong and steady as indicated by the low level of net charge-offs,” Tallent commented. “Our credit quality indicators show no indication of credit deterioration and our outlook is for that to continue. Although our first quarter provision was elevated due to the acquisition of Navitas, we expect our provision levels to return to the range of our more recent quarterly experience with gradual increases each quarter due to loan growth. We expect our allowance and the related ratio to total loans may continue to decline slightly.”

3

First quarter fee revenue totaled $22.4 million, up $322,000 from a year ago and $468,000 from the fourth quarter of 2017. Included in first quarter 2018 fee revenue are $940,000 in losses from securities sales. The securities losses were part of a larger balance sheet management strategy that included the cancellation of $289 million notional in interest rate caps as well as the partial cancellation of other hedging instruments. The derivative cancellations resulted in gains of $1.16 million, which are included in other fee revenue. The securities losses and gains from derivative activities are mostly offsetting.

Mortgage fees were up $935,000 from a year ago and $474,000 from the fourth quarter of 2017, reflecting strong origination and rate lock activity as well as a favorable mark on our mortgage servicing asset. In the first quarter we closed 799 loans totaling $191 million compared with 795 loans totaling $197 million in the fourth quarter and 697 loans totaling $151 million in the first quarter of 2017.

Operating expenses were $73.5 million for the first quarter, compared with $62.8 million for the first quarter of 2017 and $75.9 million for the fourth quarter. Included in the first quarter’s operating expenses are $2.65 million in merger-related and branch closure expenses. We also had merger-related and branch closure charges of $2.05 million in the first quarter of 2017, and $7.36 million in merger-related expenses in the fourth quarter of 2017. Excluding these charges, first quarter operating expenses were $70.8 million compared with $68.5 million for the fourth quarter and $60.8 million a year ago. The increases from a year ago and from the fourth quarter of 2017 primarily result from the acquisitions of Navitas on February 1, 2018, Four Oaks Bank & Trust Company on November 1, 2017 and Horry County State Bank on July 31, 2017. Operating expenses of acquired companies are included in United’s consolidated operating expenses beginning on their respective acquisition dates.

Tallent concluded, “As our first quarter financial results demonstrate, we are off to a great start for 2018. United Community Banks operates in some of the most attractive markets in the United States, has an extraordinarily talented management team and the best bankers in the business. I could not be more confident in the future of this company and I eagerly anticipate the successes that will be achieved in the quarters ahead. Every day our bankers demonstrate their passion and commitment which drive our performance and ensure our success. This is a legacy I take great pride in.”

4

Conference Call

United will hold a conference call, Wednesday, April 25, 2018, at 11 a.m. ET to discuss the contents of this press release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 8494547. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) is a bank holding company based in Blairsville, Georgia with $12.3 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the southeast region’s largest full-service banks, operating 151 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in personalized community banking services for individuals, small businesses and corporations. Services include a full range of consumer and commercial banking products including mortgage, advisory, and treasury management. Respected national research firms consistently recognize United Community Bank for outstanding customer service. For the last four years, J.D. Power has ranked United Community Bank first in customer satisfaction in the Southeast. In 2018, for the fifth consecutive year, Forbes magazine included United on its list of the 100 Best Banks in America. Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

Non-GAAP Financial Measures

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “operating net income per diluted share,” “operating earnings per diluted share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “operating dividend payout ratio,” “operating efficiency ratio,” “average tangible equity to average assets,” “average tangible common equity to average assets” and “tangible common equity to risk-weighted assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

5

Caution About Forward-Looking Statements

Certain Statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise and are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or words of similar meaning or other statements concerning opinions or judgments of United and its management about future events. Although United believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of United will not differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements; such statements are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Actual future results and trends may differ materially from historical results and or those anticipated depending on a variety of factors, including, but not limited to the factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in United’s Form 10-K for the year ended December 31, 2017 and other periodic reports subsequently filed by United with the SEC, available on the SEC website, www.sec.gov. For any forward-looking statements made in this press release, United claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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UNITED COMMUNITY BANKS, INC.

Financial Highlights

Selected Financial Information

						First
	2018	2017				Quarter
	First	Fourth	Third	Second	First	2018-2017
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter	Change
INCOME SUMMARY
Interest revenue	$115,290	$106,757	$98,839	$93,166	$90,958
Interest expense	12,005	9,249	9,064	8,018	7,404
Net interest revenue	103,285	97,508	89,775	85,148	83,554	24%
Provision for credit losses	3,800	1,200	1,000	800	800
Fee revenue	22,396	21,928	20,573	23,685	22,074	1
Total revenue	121,881	118,236	109,348	108,033	104,828	16
Expenses	73,475	75,882	65,674	63,229	62,826	17
Income before income tax expense	48,406	42,354	43,674	44,804	42,002	15
Income tax expense	10,748	54,270	15,728	16,537	18,478	(42)
Net income	37,658	(11,916)	27,946	28,267	23,524	60
Merger-related and other charges	2,646	7,358	3,420	1,830	2,054
Income tax benefit of merger-related and other charges	(628)	(1,165)	(1,147)	(675)	(758)
Impact of remeasurement of deferred tax asset resulting from 2017 Tax Cuts and Jobs Act	-	38,199	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	-	-	3,400
Net income - operating (1)	$39,676	$32,476	$30,219	$29,422	$28,220	41

PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$.47	$(.16)	$.38	$.39	$.33	42
Diluted net income - operating (1)	.50	.42	.41	.41	.39	28
Cash dividends declared	.12	.10	.10	.09	.09	33
Book value	17.02	16.67	16.50	15.83	15.40	11
Tangible book value (3)	12.96	13.65	14.11	13.74	13.30	(3)

Key performance ratios:
Return on common equity - GAAP (2)(4)	11.11%	(3.57)%	9.22%	9.98%	8.54%
Return on common equity - operating (1)(2)(4)	11.71	9.73	9.97	10.39	10.25
Return on tangible common equity - operating (1)(2)(3)(4)	15.26	11.93	11.93	12.19	12.10
Return on assets - GAAP (4)	1.26	(.40)	1.01	1.06	.89
Return on assets - operating (1)(4)	1.33	1.10	1.09	1.10	1.07
Dividend payout ratio - GAAP	25.53	(62.50)	26.32	23.08	27.27
Dividend payout ratio - operating (1)	24.00	23.81	24.39	21.95	23.08
Net interest margin (fully taxable equivalent) (4)	3.80	3.63	3.54	3.47	3.45
Efficiency ratio - GAAP	57.83	63.03	59.27	57.89	59.29
Efficiency ratio - operating (1)	55.75	56.92	56.18	56.21	57.35
Average equity to average assets	11.03	11.21	10.86	10.49	10.24
Average tangible equity to average assets (3)	8.82	9.52	9.45	9.23	8.96
Average tangible common equity to average assets (3)	8.82	9.52	9.45	9.23	8.96
Tangible common equity to risk-weighted assets (3)(5)	11.26	12.05	12.80	12.44	12.07

ASSET QUALITY
Nonperforming loans	$26,240	$23,658	$22,921	$23,095	$19,812	32
Foreclosed properties	2,714	3,234	2,736	2,739	5,060	(46)
Total nonperforming assets (NPAs)	28,954	26,892	25,657	25,834	24,872	16
Allowance for loan losses	61,085	58,914	58,605	59,500	60,543	1
Net charge-offs	1,501	1,061	1,635	1,623	1,679	(11)
Allowance for loan losses to loans	.75%	.76%	.81%	.85%	.87%
Net charge-offs to average loans (4)	.08	.06	.09	.09	.10
NPAs to loans and foreclosed properties	.35	.35	.36	.37	.36
NPAs to total assets	.24	.23	.23	.24	.23

AVERAGE BALANCES ($ in millions)
Loans	$7,993	$7,560	$7,149	$6,980	$6,904	16
Investment securities	2,870	2,991	2,800	2,775	2,822	2
Earning assets	11,076	10,735	10,133	9,899	9,872	12
Total assets	12,111	11,687	10,980	10,704	10,677	13
Deposits	9,759	9,624	8,913	8,659	8,592	14
Shareholders’ equity	1,336	1,310	1,193	1,123	1,093	22
Common shares - basic (thousands)	79,205	76,768	73,151	71,810	71,700	10
Common shares - diluted (thousands)	79,215	76,768	73,162	71,820	71,708	10

AT PERIOD END ($ in millions)
Loans	$8,184	$7,736	$7,203	$7,041	$6,965	18
Investment securities	2,731	2,937	2,847	2,787	2,767	(1)
Total assets	12,264	11,915	11,129	10,837	10,732	14
Deposits	9,993	9,808	9,127	8,736	8,752	14
Shareholders’ equity	1,357	1,303	1,221	1,133	1,102	23
Common shares outstanding (thousands)	79,123	77,580	73,403	70,981	70,973	11

(1)	Excludes merger-related and other charges which includes amortization of certain executive change of control benefits, the fourth quarter 2017 impact of remeasurement of United's deferred tax assets following the passage of tax reform legislation and a first quarter 2017 release of disproportionate tax effects lodged in OCI.
(2)	Net income less preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).
(3)	Excludes effect of acquisition related intangibles and associated amortization.
(4)	Annualized.
(5)	First quarter 2018 ratio is preliminary.

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UNITED COMMUNITY BANKS, INC.

Non-GAAP Performance Measures Reconciliation

Selected Financial Information

	2018	2017
	First	Fourth	Third	Second	First
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter

Expense reconciliation
Expenses (GAAP)	$73,475	$75,882	$65,674	$63,229	$62,826
Merger-related and other charges	(2,646)	(7,358)	(3,420)	(1,830)	(2,054)
Expenses - operating	$70,829	$68,524	$62,254	$61,399	$60,772

Net income reconciliation
Net income (GAAP)	$37,658	$(11,916)	$27,946	$28,267	$23,524
Merger-related and other charges	2,646	7,358	3,420	1,830	2,054
Income tax benefit of merger-related and other charges	(628)	(1,165)	(1,147)	(675)	(758)
Impact of tax reform on remeasurement of deferred tax asset	-	38,199	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	-	-	3,400
Net income - operating	$39,676	$32,476	$30,219	$29,422	$28,220
Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$.47	$(.16)	$.38	$.39	$.33
Merger-related and other charges	.03	.08	.03	.02	.01
Impact of tax reform on remeasurement of deferred tax asset	-	.50	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	-	-	.05
Diluted income per common share - operating	$.50	$.42	$.41	$.41	$.39

Book value per common share reconciliation
Book value per common share (GAAP)	$17.02	$16.67	$16.50	$15.83	$15.40
Effect of goodwill and other intangibles	(4.06)	(3.02)	(2.39)	(2.09)	(2.10)
Tangible book value per common share	$12.96	$13.65	$14.11	$13.74	$13.30

Return on tangible common equity reconciliation
Return on common equity (GAAP)	11.11%	(3.57)%	9.22%	9.98%	8.54%
Merger-related and other charges	.60	1.86	.75	.41	.47
Impact of tax reform on remeasurement of deferred tax asset	-	11.44	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	-	-	1.24
Return on common equity - operating	11.71	9.73	9.97	10.39	10.25
Effect of goodwill and other intangibles	3.55	2.20	1.96	1.80	1.85
Return on tangible common equity - operating	15.26%	11.93%	11.93%	12.19%	12.10%

Return on assets reconciliation
Return on assets (GAAP)	1.26%	(.40)%	1.01%	1.06%	.89%
Merger-related and other charges	.07	.20	.08	.04	.05
Impact of tax reform on remeasurement of deferred tax asset	-	1.30	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	-	-	.13
Return on assets - operating	1.33%	1.10%	1.09%	1.10%	1.07%

Dividend payout ratio reconciliation
Dividend payout ratio (GAAP)	25.53%	(62.50)%	26.32%	23.08%	27.27%
Merger-related and other charges	(1.53)	12.04	(1.93)	(1.13)	(.98)
Impact of tax reform on remeasurement of deferred tax asset	-	74.27	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	-	-	(3.21)
Dividend payout ratio - operating	24.00%	23.81%	24.39%	21.95%	23.08%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	57.83%	63.03%	59.27%	57.89%	59.29%
Merger-related and other charges	(2.08)	(6.11)	(3.09)	(1.68)	(1.94)
Efficiency ratio - operating	55.75%	56.92%	56.18%	56.21%	57.35%

Average equity to assets reconciliation
Equity to assets (GAAP)	11.03%	11.21%	10.86%	10.49%	10.24%
Effect of goodwill and other intangibles	(2.21)	(1.69)	(1.41)	(1.26)	(1.28)
Tangible equity to assets	8.82	9.52	9.45	9.23	8.96
Effect of preferred equity	-	-	-	-	-
Tangible common equity to assets	8.82%	9.52%	9.45%	9.23%	8.96%

Tangible common equity to risk-weighted assets reconciliation (1)
Tier 1 capital ratio (Regulatory)	11.68%	12.24%	12.27%	11.91%	11.46%
Effect of other comprehensive income	(.51)	(.29)	(.13)	(.15)	(.24)
Effect of deferred tax limitation	.43	.51	.94	.95	1.13
Effect of trust preferred	(.34)	(.36)	(.24)	(.25)	(.25)
Basel III intangibles transition adjustment	-	(.05)	(.04)	(.02)	(.03)
Tangible common equity to risk-weighted assets	11.26%	12.05%	12.80%	12.44%	12.07%

(1)	First quarter 2018 ratios are preliminary.

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UNITED COMMUNITY BANKS, INC.

Financial Highlights

Loan Portfolio Composition at Period-End

	2018	2017				Linked	Year over
	First	Fourth	Third	Second	First	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Change
LOANS BY CATEGORY
Owner occupied commercial RE	$1,898	$1,924	$1,792	$1,723	$1,633	$(26)	$265
Income producing commercial RE	1,677	1,595	1,413	1,342	1,297	82	380
Commercial & industrial	1,142	1,131	1,084	1,088	1,080	11	62
Commercial construction	691	712	583	587	667	(21)	24
Equipment financing	423	-	-	-	-	423	423
Total commercial	5,831	5,362	4,872	4,740	4,677	469	1,154
Residential mortgage	992	974	933	881	860	18	132
Home equity lines of credit	712	731	689	665	659	(19)	53
Residential construction	190	183	190	193	197	7	(7)
Consumer direct	459	486	519	562	572	(27)	(113)
Total loans	$8,184	$7,736	$7,203	$7,041	$6,965	448	1,219

LOANS BY MARKET
North Georgia	$1,004	$1,019	$1,047	$1,065	$1,076	(15)	(72)
Atlanta MSA	1,513	1,510	1,477	1,445	1,408	3	105
North Carolina	1,037	1,049	542	541	541	(12)	496
Coastal Georgia	635	630	634	623	591	5	44
Gainesville MSA	231	248	242	246	252	(17)	(21)
East Tennessee	473	475	471	486	483	(2)	(10)
South Carolina	1,537	1,486	1,470	1,260	1,243	51	294
Commercial Banking Solutions	1,438	961	920	926	911	477	527
Indirect auto	316	358	400	449	460	(42)	(144)
Total loans	$8,184	$7,736	$7,203	$7,041	$6,965	448	1,219

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UNITED COMMUNITY BANKS, INC.

Financial Highlights

Credit Quality

	First Quarter 2018			Fourth Quarter 2017			Third Quarter 2017
	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NONPERFORMING ASSETS BY CATEGORY
Owner occupied CRE	$6,757	$1,121	$7,878	$4,923	$1,955	$6,878	$5,027	$764	$5,791
Income producing CRE	3,942	368	4,310	3,208	244	3,452	2,042	121	2,163
Commercial & industrial	1,917	-	1,917	2,097	-	2,097	2,378	-	2,378
Commercial construction	574	658	1,232	758	884	1,642	1,376	923	2,299
Equipment financing	428	-	428	-	-	-	-	-	-
Total commercial	13,618	2,147	15,765	10,986	3,083	14,069	10,823	1,808	12,631
Residential mortgage	8,724	232	8,956	8,776	136	8,912	8,559	392	8,951
Home equity lines of credit	2,149	335	2,484	2,024	15	2,039	1,898	195	2,093
Residential construction	378	-	378	192	-	192	178	341	519
Consumer direct	1,371	-	1,371	1,680	-	1,680	1,463	-	1,463
Total NPAs	$26,240	$2,714	$28,954	$23,658	$3,234	$26,892	$22,921	$2,736	$25,657

NONPERFORMING ASSETS BY MARKET
North Georgia	$8,519	$85	$8,604	$7,310	$94	$7,404	$6,707	$404	$7,111
Atlanta MSA	1,138	132	1,270	1,395	279	1,674	1,098	338	1,436
North Carolina	5,006	1,271	6,277	4,543	1,213	5,756	4,376	318	4,694
Coastal Georgia	1,887	-	1,887	2,044	20	2,064	2,532	-	2,532
Gainesville MSA	574	163	737	739	-	739	763	-	763
East Tennessee	1,511	10	1,521	1,462	-	1,462	1,734	67	1,801
South Carolina	3,443	483	3,926	3,433	1,059	4,492	1,903	1,609	3,512
Commercial Banking Solutions	2,937	570	3,507	1,095	569	1,664	2,429	-	2,429
Indirect auto	1,225	-	1,225	1,637	-	1,637	1,379	-	1,379
Total NPAs	$26,240	$2,714	$28,954	$23,658	$3,234	$26,892	$22,921	$2,736	$25,657

NONPERFORMING ASSETS ACTIVITY
Beginning Balance	$23,658	$3,234	$26,892	$22,921	$2,736	$25,657	$23,095	$2,739	$25,834
Acquisitions	428	-	428		659	659	20	805	825
Loans placed on non-accrual	7,463	-	7,463	9,375	-	9,375	7,964	-	7,964
Payments received	(3,534)	-	(3,534)	(5,495)	-	(5,495)	(5,192)	-	(5,192)
Loan charge-offs	(1,150)	-	(1,150)	(1,747)	-	(1,747)	(2,159)	-	(2,159)
Foreclosures	(625)	625	-	(1,396)	2,421	1,025	(807)	683	(124)
Property sales	-	(957)	(957)	-	(2,458)	(2,458)	-	(1,295)	(1,295)
Write downs	-	(72)	(72)	-	(117)	(117)	-	(236)	(236)
Net gains (losses) on sales	-	(116)	(116)	-	(7)	(7)	-	40	40
Ending Balance	$26,240	$2,714	$28,954	$23,658	$3,234	$26,892	$22,921	$2,736	$25,657

	First Quarter 2018		Fourth Quarter 2017		Third Quarter 2017
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$(43)	(.01)%	$(357)	(.08)%	$(44)	(.01)%
Income producing CRE	422	.10	595	.16	1,159	.33
Commercial & industrial	(3)	-	(242)	(.09)	(200)	(.08)
Commercial construction	266	.15	148	.09	(114)	(.07)
Equipment financing	40	.08	-	-	-	-
Total commercial	682	.05	144	.01	801	.07
Residential mortgage	(52)	(.02)	290	.12	313	.14
Home equity lines of credit	89	.05	137	.08	56	.03
Residential construction	(64)	(.14)	(23)	(.05)	36	.07
Consumer direct	846	.72	513	.40	429	.31
Total	$1,501	.08	$1,061	.06	$1,635	.09

NET CHARGE-OFFS BY MARKET
North Georgia	$772	.31%	$64	.02%	$516	.19%
Atlanta MSA	(109)	(.03)	26	.01	150	.04
North Carolina	144	.06	127	.06	221	.16
Coastal Georgia	137	.09	174	.11	(39)	(.02)
Gainesville MSA	(18)	(.03)	154	.25	(50)	(.08)
East Tennessee	31	.03	61	.05	55	.05
South Carolina	12	-	95	.03	528	.15
Commercial Banking Solutions	176	.06	75	.03	(7)	-
Indirect auto	356	.41	285	.30	261	.24
Total	$1,501	.08	$1,061	.06	$1,635	.09

(1)	Annualized.

10

UNITED COMMUNITY BANKS, INC.

Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2018	2017

Interest revenue:
Loans, including fees	$96,469	$72,727
Investment securities, including tax exempt of $972 and $279	18,295	17,712
Deposits in banks and short-term investments	526	519
Total interest revenue	115,290	90,958

Interest expense:
Deposits:
NOW	1,113	597
Money market	2,175	1,426
Savings	49	27
Time	2,956	1,008
Total deposit interest expense	6,293	3,058
Short-term borrowings	300	40
Federal Home Loan Bank advances	2,124	1,430
Long-term debt	3,288	2,876
Total interest expense	12,005	7,404
Net interest revenue	103,285	83,554
Provision for credit losses	3,800	800
Net interest revenue after provision for credit losses	99,485	82,754

Fee revenue:
Service charges and fees	8,925	10,604
Mortgage loan and other related fees	5,359	4,424
Brokerage fees	872	1,410
Gains from sales of SBA/USDA loans	1,778	1,959
Securities gains (losses), net	(940)	(2)
Other	6,402	3,679
Total fee revenue	22,396	22,074
Total revenue	121,881	104,828

Operating expenses:
Salaries and employee benefits	42,875	36,691
Communications and equipment	4,632	4,918
Occupancy	5,613	4,949
Advertising and public relations	1,515	1,061
Postage, printing and supplies	1,637	1,370
Professional fees	4,044	3,044
FDIC assessments and other regulatory charges	2,476	1,283
Amortization of intangibles	1,898	973
Merger-related and other charges	2,054	2,054
Other	6,731	6,483
Total operating expenses	73,475	62,826
Net income before income taxes	48,406	42,002
Income tax expense	10,748	18,478
Net income	$37,658	$23,524

Net income available to common shareholders	$37,381	$23,524

Earnings per common share:
Basic	$.47	$.33
Diluted	.47	.33
Weighted average common shares outstanding:
Basic	79,205	71,700
Diluted	79,215	71,708

11

UNITED COMMUNITY BANKS, INC.

Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(in thousands, except share and per share data)	2018	2017

ASSETS
Cash and due from banks	$136,201	$129,108
Interest-bearing deposits in banks	216,052	185,167
Cash and cash equivalents	352,253	314,275
Securities available for sale	2,419,049	2,615,850
Securities held to maturity (fair value $308,007 and $321,276)	312,080	321,094
Loans held for sale (includes $26,493 and $26,252 at fair value)	26,493	32,734
Loans and leases, net of unearned income	8,184,249	7,735,572
Less allowance for loan and lease losses	(61,085)	(58,914)
Loans, net	8,123,164	7,676,658
Premises and equipment, net	208,243	208,852
Bank owned life insurance	189,759	188,970
Accrued interest receivable	31,349	32,459
Net deferred tax asset	86,520	88,049
Derivative financial instruments	27,202	22,721
Goodwill and other intangible assets	328,328	244,397
Other assets	159,815	169,401
Total assets	$12,264,255	$11,915,460
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$3,226,111	$3,087,797
NOW	2,106,145	2,131,939
Money market	2,052,486	2,016,748
Savings	677,020	651,742
Time	1,520,931	1,548,460
Brokered	410,747	371,011
Total deposits	9,993,440	9,807,697
Short-term borrowings	-	50,000
Federal Home Loan Bank advances	434,574	504,651
Long-term debt	325,955	120,545
Derivative financial instruments	33,236	25,376
Accrued expenses and other liabilities	120,295	103,857
Total liabilities	10,907,500	10,612,126
Shareholders' equity:
Common stock, $1 par value; 150,000,000 shares authorized;
79,122,620 and 77,579,561 shares issued and outstanding	79,123	77,580
Common stock issuable; 612,831 and 607,869 shares	9,392	9,083
Capital surplus	1,496,307	1,451,814
Accumulated deficit	(181,877)	(209,902)
Accumulated other comprehensive loss	(46,190)	(25,241)
Total shareholders' equity	1,356,755	1,303,334
Total liabilities and shareholders' equity	$12,264,255	$11,915,460

12

UNITED COMMUNITY BANKS, INC.

Average Consolidated Balance Sheets and Net Interest Analysis

For the Three Months Ended March 31,

		2018			2017
	Average		Avg.	Average		Avg.
(dollars in thousands, fully taxable equivalent (FTE))	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$7,993,339	$96,389	4.89%	$6,903,860	$72,741	4.27%
Taxable securities (3)	2,722,977	17,323	2.54	2,779,625	17,433	2.51
Tax-exempt securities (FTE) (1)(3)	146,531	1,309	3.57	42,180	457	4.33
Federal funds sold and other interest-earning assets	213,055	698	1.31	146,027	664	1.82
Total interest-earning assets (FTE)	11,075,902	115,719	4.23	9,871,692	91,295	3.74
Non-interest-earning assets:
Allowance for loan losses	(59,144)			(61,668)
Cash and due from banks	160,486			99,253
Premises and equipment	216,723			190,096
Other assets (3)	717,385			577,168
Total assets	$12,111,352			$10,676,541

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$2,083,703	1,113	.22	$1,959,678	597	.12
Money market	2,230,620	2,175	.40	2,065,449	1,426	.28
Savings	655,746	49	.03	560,634	27	.02
Time	1,535,216	2,241	.59	1,263,946	815	.26
Brokered time deposits	158,358	715	1.83	98,340	193	.80
Total interest-bearing deposits	6,663,643	6,293	.38	5,948,047	3,058	.21

Federal funds purchased and other borrowings	78,732	300	1.55	19,031	40	.85
Federal Home Loan Bank advances	511,727	2,124	1.68	681,117	1,430	.85
Long-term debt	274,480	3,288	4.86	175,142	2,876	6.66
Total borrowed funds	864,939	5,712	2.68	875,290	4,346	2.01

Total interest-bearing liabilities	7,528,582	12,005	.65	6,823,337	7,404	.44
Non-interest-bearing liabilities:
Non-interest-bearing deposits	3,095,405			2,643,630
Other liabilities	150,955			116,752
Total liabilities	10,774,942			9,583,719
Shareholders' equity	1,336,410			1,092,822
Total liabilities and shareholders' equity	$12,111,352			$10,676,541

Net interest revenue (FTE)		$103,714			$83,891
Net interest-rate spread (FTE)			3.58%			3.30%

Net interest margin (FTE) (4)			3.80%			3.45%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized losses of $28.3 million in 2018 and $5.38 million in 2017 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

13